UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2009

KENDLE INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Ohio	000-23019	31-1274091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
441 Vine Street, Suite 1200, Cincinnati, Ohio
45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  –  Entry into a Material Definitive Agreement

On March 20, 2009, Kendle International Inc. (the “Company”), together with certain of its subsidiaries, various lenders (“Lenders”), and UBS AG, Stamford Branch, as administrative agent for the Lenders, executed a Fifth Amendment to the Company’s Credit Agreement (the “Fifth Amendment”).  Under the Fifth Amendment, the Company agreed to various amendments to the definitions section of the Credit Agreement, as well as to certain other covenants and limitations.  These amendments to covenants include, but are not limited to, increases in each of the maximum Total Leverage Ratio and the maximum amount of Capital Expenditures (each as defined in the Credit Agreement).  The Fifth Amendment also increases certain amounts under Applicable Margin (as defined in the Credit Agreement).

This description of the Fifth Amendment is qualified in its entirety by the exhibit herewith and incorporated herein by reference.

Item 2.03  –  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01  -  Financial Statements and Exhibits

(a)           Not applicable

(b)           Not applicable

(c)           Exhibits

Exhibit No.	Description
10	Fifth Amended and Restated Credit Agreement dated as of March 20, 2009 among the Company, the several lenders from time to time parties thereto and UBS AG, Stamford Branch, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: March 24, 2009	By:	/s/ Karl Brenkert III
Karl Brenkert III
Senior Vice President-Chief Financial Officer